Exhibit 21.1
                                                                    ------------

LIST OF SUBSIDIARIES OF THE COMPANY
-----------------------------------

Bio  Mineral  Transportation,  LLC  (Ohio)
National  N-Viro  Tech.,  Inc.  (Ohio)
Florida  N-Viro,  LP  (Delaware)
Florida  N-Viro  Management,  LLC  (Delaware)
Midwest  N-Viro,  Inc.  (Illinois)
Tennessee-Carolina  N-Viro,  Inc.  (Tennessee)
N-Viro  Soil  South,  Inc.  (Florida)
N-Viro  Honolulu,  Inc.  (Hawaii)
Pan-American  N-Viro,  Inc.  (Delaware)
BioCheck  Laboratories,  Inc.  (Ohio)
American  N-Viro  Resources,  Inc.  (Ohio)